UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                               ENTECH SOLAR, INC.
             (Exact Name of Registrant as Specified in its Charter)



              DELAWARE                                  33-0123045
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



  13301 PARK VISTA BOULEVARD, SUITE 100
          FORT WORTH, TEXAS                               76177
(Address of Principal Executive Offices)                (Zip Code)



Securities to be registered pursuant
    to Section 12(b) of the Act:

       Title of each class                  Name of each exchange on which
       to be so registered                  each class is to be registered
       -------------------                  ------------------------------


SUBSCRIPTION RIGHTS TO PURCHASE COMMON STOCK         NOT APPLICABLE


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ X ]


     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), please check the following box. [    ]


     Securities Act registration statement file number to which this form
relates:   333-160575.

     Securities to be registered pursuant to Section 12(g) of the Act:   NONE

                                (Title of class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the subscription rights to purchase common stock (the "RIGHTS") to be registered hereunder is set forth under the heading "The Rights Offering" in the prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-160575), as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission, and is incorporated herein by reference. In addition, a description of the Rights will also be set forth under the heading "The Rights Offering" in the form of final prospectus to be filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus shall also be deemed to be incorporated herein by reference.

ITEM 2.     EXHIBITS.

     Pursuant to Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this Form 8-A because the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

_____________________________________________________________________________

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Date:   December 22, 2009               ENTECH SOLAR, INC.



                                        By:      /s/ Frank W. Smith
                                                ------------------------------
                                                 Frank W. Smith
                                                 Chief Executive Officer